Exhibit 99.1

FOR IMMEDIATE RELEASE

May 30, 2018

For further information contact:

Investor Relations

PR@citizensinc.com

CLASS ACTION AGAINST CITIZENS’ CURRENT AND

FORMER EXECUTIVE OFFICERS DISMISSED

AUSTIN, TX – May 30, 2018 — Citizens, Inc. (NYSE: CIA) today announced that the U.S. District Court for the Western District of Texas has dismissed with prejudice a previously disclosed securities class action against the company and five current and former officers and directors, captioned Juan Gamboa v. Citizens, Inc. et al (Case No. 1:17-cv-00241-RP). The dismissal affirms Citizens’ position that it fully and accurately disclosed all required information to its stockholders.

Following an article published by short sellers disparaging Citizens’ business, certain Citizens stockholders filed suit alleging that certain statements by the company, including statements involving the voluntary disclosure of an adverse tax issue in the company’s SEC filings, were materially false and misleading and that the company failed to disclose material adverse facts about its business, operations and prospects.

The court noted that while it agreed with several of the arguments set forth by Citizens for dismissal, it only needed to focus on one—scienter—to dispose of the motion and dismiss the case. The Private Securities Litigation Reform Act of 1995 “requires allegations that the defendant acted with ‘an intent to deceive, manipulate [or] defraud,’ or ‘with severe recklessness.’” Here, “every one of Citizens’ allegedly misleading statements was reviewed by independent outside auditors,” no officer or director was alleged to have sold stock or otherwise profited from the alleged misrepresentations and, as the court explained, it was clear that the problems with plaintiffs’ case could not be cured by amendment. Further, the court stated there “is evidence supporting the inference that Citizens was not acting with an intent to defraud or mislead, but rather that they had reason to believe the disclosures were adequate.”

In response to the Final Judgment and Order of Dismissal issued by the court, Geoff Kolander, President and Chief Executive Officer of Citizens said, “You reach a point in life where you do the absolute best you can, and then you turn it over to God. The court’s decision is an answered prayer for our executive team and a victory for our stockholders. We strive to ensure the disclosures for our investors are timely and accurate. This decision validates many hours of hard work by our executive team and our outside legal counsel in preparing our disclosures during a difficult season for the Company.” In conclusion, Mr. Kolander emphasized, “Today is another positive step forward for Citizens, its new executive team and its Board of Directors.”

The global law firm Norton Rose Fulbright represented Citizens in this matter. The Norton Rose Fulbright team included Gerry Pecht, Mark Oakes, Peter Stokes, and Lana Rowenko.

About Citizens Inc.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “will,” “expect,” “anticipate”, “intends,” “continue” or comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of the Company, particularly its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its quarterly reports on Form 10-Q and its current reports on Form 8-K, for “Risk Factors” and other meaningful cautionary language disclosing why actual results may vary materially from those expected or implied by the forward-looking statements. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company’s expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.